Exhibit 5.1

May 30, 2012	32348.00001

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses or term sheets (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents, and have made such investigations of law as we have considered necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination, we have assumed: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all

BioMarin Pharmaceutical Inc.

May 30, 2012

questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

We also have assumed that the issuance and delivery of such Shares will not (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”) or its bylaws then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Shares are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Shares offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Shares are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) the terms of the Shares will conform to the description thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement; (iv) all Shares will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; and (v) the Shares offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement does not exceed, at the time of issuance of such Shares, the authorized but unissued shares of Common Stock.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, with respect to any Shares to be offered by the Company pursuant to the Registration Statement, when (a) the issuance of such Shares have been duly authorized by all necessary corporate action of the Company and (b) such Shares have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement and such corporate action, such Shares will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the General Corporation Law of the State of Delaware.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

BioMarin Pharmaceutical Inc.

May 30, 2012

Very truly yours,

/s/ Paul Hastings LLP